CUSIP No. 74371L109

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G AMENDMENT NO. 1

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G Amendment No. 1 to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 13, 2018

[Signature Pages Follow]

CUSIP No. 74371L109

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

/s/ Mitch Mumma
Mitch Mumma

/s/ Dennis Dougherty
Dennis Dougherty

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC,
its general partner

By:	/s/ Mitch Mumma

Name:	Mitch Mumma
Title:	Member Manager

INTERSOUTH ASSOCIATES VI, LLC

By:	/s/ Mitch Mumma

Name:	Mitch Mumma
Title:	Member Manager